PRESS RELEASE
Contact: Mark E. Hood
                 SVP, Chief Financial Officer (314-633-7255)

Panera Bread Reports System-Wide Comparable Bakery-Cafe Sales Increased 1.6%
For the Four Weeks Ended January 24, 2004

St. Louis, MO, February 5, 2004 — Panera Bread Company (Nasdaq:PNRA) today reported that system-wide comparable bakery-cafe sales increased 1.6% for the four weeks ended January 24, 2004. The breakdown between Company-owned and franchised bakery-cafes is as follows:

For the 4 weeks ended
January 24, 2004

Company-owned	3.2%
Franchised	0.9%
Total System	1.6%

System-wide annualized average unit volumes for the 52 weeks ended January 24, 2004 increased by 0.5% to $1.85 million.

The Company plans to report fourth quarter earnings results before the open of market trading on Thursday, February 19th, 2004. The Company will discuss the results in a call that will be broadcast on the internet at 8:00 A.M. Eastern Time that same day. To access the call or view the release (when issued), go to http://www.panerabread.com/about_investor.aspx. Access to the call and the release will be archived for one year. A schedule of 2004 sales and earnings press release dates is included on the following page.

Included above are franchised and system-wide comparable bakery-cafe sales increases and system-wide annualized average unit volumes. Management believes system-wide sales information, particularly annualized average unit volumes, is useful in assessing consumer acceptance of the Company’s bakery-cafe concept as it measures the impact of both comparable bakery-cafes and new bakery-cafes. Franchise sales information also provides an understanding of the Company’s revenues as royalties from franchisees are based on their sales.

Panera Bread Company owns and franchises bakery-cafes under the Panera Bread and Saint Louis Bread Co. names. The Company is a leader in the emerging specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the Company’s website, www.panerabread.com.

Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results and future earnings per share contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The statements identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “will”, “intend”, “expect”, “future”, “anticipates”, and similar expressions express management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following: the availability of sufficient capital to the Company and the developers party to franchise development agreements with the Company; variations in the number and timing of bakery-cafe openings; public acceptance of new bakery-cafes; competition; national and regional weather conditions; changes in restaurant operating costs, particularly food and labor; and other factors that may affect retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K/A for the year ended December 28, 2002.

Panera Bread Company
Press Release Dates

Comparable Bakery-Cafe Sales Press Release Dates

For the Four Weeks Ended	Press Release Date

February 21, 2004	March 4, 2004
March 20, 2004	April 1, 2004
April 17, 2004	May 13, 2004
May 15, 2004	May 27, 2004
June 12, 2004	June 24, 2004
July 10, 2004	August 5, 2004
August 7, 2004	August 19, 2004
September 4, 2004	September 16, 2004
October 2, 2004	October 28, 2004
October 30, 2004	November 11, 2004
November 27, 2004	December 9, 2004
December 25, 2004	January 6, 2005

Earnings Press Release Dates

For the Quarter Ended	Press Release Date

April 17, 2004	May 13, 2004
July 10, 2004	August 5, 2004
October 2, 2004	October 28, 2004